[THE MEDOWS CORPORATE PARK LOGO]

                             12510 PROSPERITY DRIVE

                               AGREEMENT OF LEASE


         THIS AGREEMENT OF LEASE (hereinafter referred to as "this Lease"), made this 30th day of May, 1984 by and between RANDOLPH PARK ASSOCIATES II LIMITED PARTNERSHIP and RANDOLH PARK ASSOCIATES, a Maryland limited partnership having their principal offices in Montgomery County, State of Maryland (hereinafter referred collectively to as "the Landlord"), and Astrotech Space Operations, Inc. a wholly owned subsidiary of Astrotech International Corporation organized and existing under the law of Delaware, having an address at 4920 Niagara Road, College Park, MD (hereinafer referred to as "the Tenant").

         WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual entry into this Lease by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the Landlord hereby leases to the Tenant, and Tenant hereby leases from the Landlord, all of that real property, situated and lying in Montgomery County, Maryland, which consists of the space (containing approximately 3,057 square feet of Gross Rentable Floor Area, as hereinafter defined shown outlined in red on a plat attached hereto as Exhibit A (hereinafter referred to as "the Premises") and located in a building located at 12510 Prosperity Drive (hereinafter referred to as "the Building") at The Meadows Corporate Park in Silver Spring, Maryland on tract of land designated as Lot numbered twenty-two (22) in the subdivision known as Montgomery Industrial Park as per plat thereof recorded among the Land Records of Montgomery County, Maryland, in Plat Book 122 at Plat 14335, and recorded among the Land Records of the said County in Plat Book N.L.P. 99 at folio 33 (the Premises, the remainder of the Building, such tract of land and any other buildings or improvements thereon being hereinafter referred to collectively as "the Property"). Gross Rentable Floor Area (GRFA) shall be defined to mean the space to be occupied by Tenant as shown on Exhibit "A", plus a prorated share of all areas of interior space in the building measured from the glass line of the permanent outer walls.

         SUBJECT TO THE OPERATION AND EFFECT, of any and all instruments and matters of record or in fact.

         UPON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

    Section 1. Term. This Lease shall be for a term (hereinafter referred to as "the Term") commencing on June 1, 1984 (hereinafter referred to as "the commencement Date"), and terminating at 12:01 A.M. local time, on the Fifth
(5th) anniversary of the first (1st) day of the first (1st) full calendar month during the Term (hereinafter referred to as "the Termination Date").

    Section 2. Use.

    2.1 The Tenant shall, continuously throughout the Term, occupy and use the Premises for and only for general office purposes.

    2.2 In its use of the Premises and the remainder of the Property, the Tenant shall not violate any applicable law, ordinance or regulation

    2.3 Except for the parking of automobiles in the ordinary course of business, the Tenant shall not place or permit its agents or employees to place any trash or other objects anywhere or within the Building or the rest of the Property (other than within the Premises) without first becomes necessary to designate parking spaces for Tenant. Landlord may do so upon giving written notice thereof to Tenant with the designation of parking spaces to be assigned to Tenant.

    Section 3. Rent

    3.1 Amount. As rent for the Premises (all of which is hereinafter referred to collectively as "Rent"), the Tenant shall pay to the Landlord all of the following.

         3.1.1. Base Rent. An annual base rent of See Rider No. 1 Dollars
($ --- )(hereinafter referred to as "the Base Rent") for each Lease Year during the term, in equal monthly installments of Rider #1 Dollars ($ --- ) each, plus (if the Term commences one day other than the first (1st) day of a calendar month), for the initial Lease Year, a fraction of such sum, the numerator of which shall be the number of days of such calendar month falling within the Term, and the denominator of which shall be three hundred sixty-five
(365); and

         3.1.2 Additional Rent. Additional rent (hereinafter referred to as "Additional Rent") in the amount of any payment to be made by tenant to landlord refereed to as such in any provision of this Lease which accrues while this Lease is in effect.

         3.1.3 Increase in Base Rent. Commencing on the first day of the calendar year next succeeding the Commencement Date, Base Rent shall be increased by

           (1) A sum of money obtained by multiplying the Base Rent by a fraction, the denominator of which shall be the CPI-U (as hereinunder defined) for the second month preceding the Commencement Date, and the numerator of which shall be the CPI-U for the second month preceding each calendar year, then multiplying the product obtained by thirty percent (30%). The CPI-U shall be defined as the Consumer Price Index for all urban consumers, all items Washington, D.C., SMSA Base, 1967 =100, or (in the event the CPI_U ceases to exist, then the parties shall agree upon a similar substitute. If the parties cannot agree, then the matter shall be submitted to arbitration to determine adjustment in rent.)

    3.2 Annual Operating Costs

         3.2.1 Definition. As used herein, the term "Annual Operating Costs" shall mean the actual costs to the Landlord of operating and maintaining the Property during each calendar year of the Term. Such costs shall include, by ways of example rather than of limitation (a) real property, front-foot benefit, Washington Suburban Sanitary Commission, other metropolitan district and other similar taxes or assessments (whether regular or special) with respect to any or all of the Property; (b) charges or fees for, and taxes on, the furnishing of water, sewer service, gas, fuel, electricity, or other utility services to the Property; (c) costs of elevator service and charges or fees for the maintenance, repair and replacement of common areas and mechanical and electrical systems of buildings and structural members of buildings such as exterior walls, roof, and load-bearing walls and for grounds maintenance, janitorial service and trash removal; (d) charges or fees for any necessary governmental permits; (e) management fees, overhead and expenses; (f) premiums for hazard, liability, workmen's' compensation or similar insurance upon the Property or portions thereof: (g) costs arising under service contracts with independent contractors; and (h) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Property, constitute operating or maintenance costs attributable to any or all of the Property.

         3.2.2 Portion covered by Base Rent. Included in the Base Rent is an amount equaling the product obtained by multiplying $4.15 times the number of square feet of Gross Rentable Floor Area, which product represents the Landlord's estimate on the date hereof of the cost to the Landlord for the current calendar year for providing to or for the benefit of the Premises all of the services or other items, the costs of which are included in the Annual Operating Costs, excluding such services or other items as are to be provided at the Tenant's expense under the provision of Section 7.

         3.2.3 Computation. After the end of each calendar year during the term, the Landlord shall compute the total of the annual Operating costs incurred during such calendar year, and shall allocate such costs to the GRFA within the Property by dividing such Annual Operating costs by the aggregate square footage of all the GRFA with the Property, thereby deriving the cost of such categories of services and items per square foot of such GRFA; provided, that anything contained in the foregoing provision of this of the subsection
3.2 to the contrary notwithstanding, wherever the Tenant and/or any other tenant of space within the Property has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever any such item of expense is not incurred, with respect to all of the GRFA within the Property, in allocating the Annual Operating Costs pursuant to the foregoing provisions of this subsection the Landlord shall make an appropriate adjustment, using generally accepted accounting principles, as aforesaid, so as to avoid allocating to the Tenant or to such other tenant (as the case may be) those Annual Operating Costs covering such services already being provided by the Tenant or by such other tenant, at its own expense, or to avoid allocating to all of the net rentable space within the Property those Annual Operating costs incurred only with respect to a portion thereof, as aforesaid. *See Rider No.2, paragraph 1.

         3.2.4 Payment as Additional Rent. The Tenant shall, within 15 days after demand therefore by the Landlord (with respect to each calendar year during the Term), pay to the Landlord as Additional Rent the amount obtained by multiplying (a) the GRFA (as set forth hereinabove) by (b) the amount by which
(i) the Annual Operating costs per square foot of GRFA for such calendar year (as derived under the provisions of paragraph 3.2.3) exceeds (ii) the said sum of $ 4.15 per square foot.

         3.2.5 Proration. If only part of any calendar year falls within the Term, the amount computed as Additional Rent with respect to such calendar year under the foregoing provisions of this subsection shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of such calendar year shall not impair the Tenant's obligation hereunder to pay such pro-rated portion of such Additional Rent with respect to that portion of such year falling within the Term, which shall be paid on demand, as aforesaid).

         3.2.6 Landlord's right to estimate. Anything contained in the foregoing provisions of this subsection to the contrary notwithstanding the Landlord may, at its discretion, make form time to time during the Term a reasonable estimate of Additional Rent which may become due under such provision with respect to any calendar year, and may require the Tenant to pay to the Landlord with respect to each calendar month during such year one-twelfth (1/12th) of such Additional Rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month. In such event, the Landlord shall cause the actual amount of such Additional Rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month. In such event, the Landlord shall cause the actual amount of such Additional Rent to be computed and certified to the Tenant within 120 days after the end of such calendar year, and the Tenant or the Landlord, as the case may be, shall promptly thereafter pay to the other the amount of any deficiency or overpayment therein, as the case may be.

    3.3 Tax on Lease. If feral, state or local law now or thereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon (a) the Landlord with respect to this Lease or the value thereof, (b) the Tenant's use or occupancy of the Premises, (c) the Base Rent. Additional Rent or any other sum payable under this Lease, or (d) this transaction, except if and to the extent that such tax, assessment, levy or other charge is included in the Annual Operating costs the Tenant shall pay the amount thereof at its election, as Additional Rent to the Landlord upon demand, unless the Tenant is prohibited by law from doing so, in which event the Landlord may at its election terminate this Lease by giving written notice thereof to the Tenant.

    3.4 Time of payment. Each installment of Rent shall be paid in advance with deduction, demand, or set off, on the first (1st) day of each month during the Term; provided, that the installment of Rent payable with respect to the first full calendar month of the Term shall be paid the Landlord upon the full execution and delivery of this Lease.

    3.5 Place of payment. All Rent and other charges due from the Tenant to the Landlord hereunder shall be paid to the Landlord's agent, Polinger Company, when due, at Suite 1000, 5530 Wisconsin Avenue, Chevy Chase, MD 20815, or at any other address which the Landlord may specify to the Tenant by written notice.

    3.6 Security deposit.

         3.6.1 Simultaneously with the full execution and delivery of this Lease by the parties hereto, the Tenant shall deposit with the Landlord the sum of Three Thousand Nine Hundred Dollars ($3,948.63) , which shall be retained by the Landlord as security for the Tenant's payment of Forty Eight and 63/100, and its performance of all of its other obligations under the provisions of this Lease. * See Rider

         3.6.2 Upon the occurrence of an Event of Default, the Landlord shall be entitled, at its sole discretion,

           (a) to apply nay or all of such sum in payment of (i) any Rent, for the payment of which the Tenant is in default, (ii) any expense incurred by the Landlord in curing any such default, and/or (iii) any damages incurred by Landlord by reason of such default (including, by way of example rather than of limitation, the expense of reasonable attorney's fees); or

           (b) to retain any or all of such sum in liquidation of any or all damages suffered by the Landlord by reason of such default.

         3.6.3 Upon the termination of this Lease, any of such sum which is not so paid or retained shall be returned to the Tenant.

    Section 4. Assignment and subletting.

    4.1 The Tenant shall not mortgage, pledge or encumber this Lease.

    4.2 The Tenant shall not assign this Lease, or sublet or underlet any or all of the Premises, or permit any other person or entity to occupy any or all of the Premises, without on each occasion first obtaining the Landlord's written consent thereto (which consent shall not be unreasonable withheld, but may be conditioned, inter alia, upon the entry by the parities involved into appropriate instruments by which they rectify and confirm this Lease). For purposes of the foregoing provision of this subsection, a transfer, by any person or persons controlling the Tenant on the date hereof, of such control to a person or persons to controlling the Tenant on the date hereof shall be deemed to be an assignment of this Lease. No such action taken with or without the Landlord's consent shall in any way relive or release the Tenant from liability for timely performance of all of the Tenant's obligations hereunder. The Landlord shall be entitled to receive and retain and the Tenant shall promptly remit to the Landlord, any profit which may inure to the Tenant's benefit as a result of any such assignment, subletting or underletting, whether or not consented to by the Landlord.

    4.3 Anything containing in the foregoing provision of this Section to the contrary notwithstanding, either the Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises or any other portion of the Property shall enter into any lease, sublease, license, concession or of the agreement of the use, occupancy or utilization of space in the Premises or any other portion of the property which provides for any rental or other payment for such use, occupancy or utilization based in whole or in part upon the net income or profits derived by any person form the space in the Premises or other portion of the Property so lease, used, occupied or utilized (other than any amount based on a fixed percentage or percentages of receipts or sales.)

    Section 5 Tenant's plan for improvements.

    5.1 Leasehold improvements. The Landlord shall make the improvements to the Premises which are set forth in the plans and specifications attached hereto as Exhibit B. the Landlord shall use its best efforts complete such improvements by the date upon which doing so by reason of any (a) strike, lock-out or other labor troubles, (b) governmental restrictions or limitations, (c) failure or shortage of flood, fir or other casualty, (f) adverse weather condition, (g) other act of God, (h) inability to obtain a building permit or a certificate of occupancy, or (i) other cause similar or dissimilar to any of the foregoing and beyond the Landlord's reasonable control (in which event the dates of commencement and expiration of the Term shall be postponed for a length of time equaling the length of such delay, and the Tenant shall accept possession of the Premises within ten (10) days after such completion).

    5.2 Acceptance of possession. Except for (a) latent defects or incomplete work which would not reasonably have been revealed by an inspection of the Premises made for the purpose of discovering the same at the time of the Tenant's assumption of possession of the Premises and (b) any other items of incomplete work which are set forth on a punch list submitted to an approved in writing by the Landlord prior to have accepted them and to have acknowledged to be in the condition called for hereunder. Landlord and Tenant shall, within five (5) days from the date Tenant accepts possession of the Premises, execute the Declaration by Landlord and Tenant as to Date of Delivery.

    Section 6 Fire and other casualty.

    6.1 General. If the Premises are damaged by fire or any other casualty during the Term.

         6.1.1 the Landlord shall restore the Premises with reasonable prompt-ness (taking, into account the time required by the Landlord of effect a settle-ment with, and to procure any insurance proceeds fro, any insurer against such casualty, but in any event within one hundred fifty (150) days after the date of such casulaty) to substanially their condition immediately before such casualty, and may temporarily enter and possess any or all of the Premises for such purpose (provided, that the Landlord shall not be obligted to repair, restore or replace any fixture, improvements, alteration, furniture or other property owned, installed or made by the Tenant), but

         6.1.2 the times for commencement and completion of any such restoration shall be extended for the period (not longer than sixty (60) days) of any delay occasioned by the Landlord in doing so arising out of any of the causes enumerated in the provisions of subsection 5.1. If the Landlord undertakes to restore the Premises and such restoration is not accomplished with the said period of one hundred fifty (150) days plus the period of any extension thereof, as aforesaid, the Tenant may terminate this Lease by giving written notice thereof to the Landlord within thirty (30) days after the expiration of such period, as so extended; and

         6.1.3 for so long as the Tenant is deprived of the use of any or all of the Premises on account of such casualty, the Base Rent and any Additional Rent payable under the provisions of subsection 3.2 shall be abated in proportion to the number of square feet of the

Premises rendered substantially unfit for occupany by such casualty, unless, because of any such damage, the undamaged portion of the Premises is made materially unsuitable for use by the Tenant for the purposes set forth in the provisions of Section 2, in which event the Base Rent and any such Additional Rent shall be abated entirely during such period of deprivation.

    6.2 Subtantial destruction. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding.

         6.2.1 if during the Term, the Building is so damaged by fire or any other casualty that (a) either the Premises or (whter or not the Premises are damaged) the Building are rendered substantially unfit for occupany, as reasonably determined by the Landlord, or (b) the Building is damaged to the extent that the Landlord reasonably elects to demolish the Building, then in either case the Landlord may elect to terminate this Lease as of the date of the occurrence of such damage, by giving written notice thereof to the Tenant within thirty (30) days after such date; and

         6.2.2 in such event, (a) the Tenant shall pay to the Landlord the Base Rent and any Additional Rent (apportioned, where applicable) to the time of such termination, (b) the Landlord shall repay to the Tenant any and all prepaid Rent for periods beyond such termination, and (c) the Landlord may enter upon and repossess the Premises without further notice.

    6.3 Tenant's negligence. Anything contained in any provision of this Lease to the contrary notwithstanding, if any such damage to the Premises, the Building or both are caused by or result from the negligent or intentionally tortious act or omission of the Tenant, those claiming under the Tenant or any of their respective officers, employees, agents or invitees

         6.3.1. the Rent shall not be suspended, abated or apportioned as aforesaid, and

         6.3.2. except if and to the extend that the Tenant is released from liability therefore pursuant to the provision of subsection 11.4, the Tenant shall pay to the Landlord upon demand, as Additional Rent, the cost of (a) any repairs and restoration made or to be made as a result of such damage, or (b) (if the Landlord elects not to restore the Building) any damage or loss which the Landlord may incur as a result of such damage.

    Section 7. Maintenance and services.

    7.1 Ordinary services. The Landlord shall furnish the Premises with (a) electricity suitable for their intended use of the purposes set forth in the provisions of Section 2, (b) heating and air conditioning for the comfortable use and occupany of the Premises between 8:00 o'clock A.M. and 6:00 o'clock P.M., Monday through Friday, and 8:00 o'clock A.M. and 1:00 o'clock P.M. on Saturday (except or legal holidays) of each week during the Term, (c) janitorial service, and (d) trash removal from the Premises, all at the Landlord's expense.

    7.2 Extraordinary services. If the Tenant:

         7.2.1. Requires electrical current or installs electrical equipment (including by way of example rather than of limitation, any electrical heating or refrigeration equipment, electronic data processing machine, punch-card machine, or machinery or equipment using current in excess of 110 volts which in any way increases that amount of the electricity which would normally be consumed upon the Premises when used general office space), or

         7.2.2. intends to use the Premises in such a manner that the services to be furnished by the Landlord hereunder would be required during periods other than or in addition to the business hours customarily observed in the locality of the Property, then in either case the Tenant shall not do so without first obtaining the Landlord's written approval thereof, and shall pay periodically as Additional Rent the additional direct expense resulting therefrom, including that resulting from any installation of such equipment.

    7.3. Maintenance and alterations by Tenant.

         7.3.1 The Tenant shall maintain the nonstructural parts of the interior of the Premises in good repair and condition, damages by causes reasonably beyond the Tenant's control and ordinary wear and tear excepted.

         7.3.2 The Tenant shall not make or permit to be made any alteration, addition or improvement to the Premises without first obtaining the Landlord's written consent thereof (which, in the case of non-structural alteration, addition and improvements, it shall be made at the Tenant's sole expense (and the Tenant shall hold the Landlord harmless from any cost incurred on account thereof), and at such time and in such manner as not unreasonably to interfere with the use and enjoyment of the reminder of the Property by any tenant thereof or any other person.

    7.4. Maintenance by Landlord

         7.4.1 The Landlord shall maintain the roof, structure and the remainder of the exterior of the Building, as well as each sidewalk and parking lot from time to time existing within the Property, all in good order and repair (which maintenance shall include the removal of snow from each such sidewalk and parking lot).

         7.4.2 Common areas, The Landlord shall furnish, supply and maintain any and all hallways, stairways, lobbies, elevators, heating and or conditioning facilities, electrical, sanitary sever and water lines and facilities, grounds and parking areas, the common areas of the Building not contained with the Premises and the rest of the Property (other than the Premises) , all at the Landlord's expense except as is set forth in the provisions of Section 3 or any other provision of this Lease.

    Section 8. Defaults by the Tenant.

    8.1. Definition: As sued in the provisions of this Lease, each of the following events shall constitute, and is hereinafter refereed to as, and "Event of Default"

         8.1.1. If the Tenant (a) fails to pay the Rent or any other sum which the Tenant is obligated to pay by any provision of this Lease. When and as it is due and payable hereunder and without demand therefor, or (b) in any respect violates any of the terms, conditions or covenants set forth in the provisions of this Lease; or

         8.1.2. if the Tenant (a) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (b) files a voluntary petition in bankruptcy or admits in writing it inability to pay its debts as they come due, (c) makes an assignment for the benefit of its creditors, (d) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (e) performs any other act of bankruptcy, or (f) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceedings: or

         8.1.3. if (a) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, or (b0 there otherwise commences with respect to the Tenant or any of its assets any proceeding under any proceeding continues unstayed for more than sixty (60) consecutive days after the expiration of any stay thereof.

    8.2. Notice to Tenant; grace period, Anything contained in the provisions of this Section to the contrary notwithstanding, upon the occurrence of an Event of Default the Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or under applicable law unless and until.

         8.2.1. the Landlord has given written notice thereof to the Tenant, and

         8.2.2. the Tenant has failed, (a) if such Event of default consists of the failure to pay money , within thirty (30) days thereafter to cure such Event of Default provided, that

         8.2.3. no such notice shall be required, and the Tenant shall be entitled to no such grace period, (a) more than twice during any twelve (12) month period, or (b) if such Event of Default consists of something other than the failure to pay money, within thirty (30) days thereafter to cure such Event of Default provided that

    8.3. Landlord's right upon Event of Default. Upon the occurrence of any event of Default, the Landlord may

         8.3.1. re-enter and repossess the premises and any and all improvements thereon and additions thereto:

         8.3.2. declare the entire balance of the Rent for the remainder of the Term to be due and payable, and collect such balance in any manner not inconsistent with applicable law;

         8.3.3. relet any or all of the Premises for the Tenant's account for any or all of the remainder of the Terms as hereinabove defined, or for a period exceeding such reminder, in which event the tenant shall pay to the Landlord any deficiency in the Base Rent and any Additional Rent resulting, with respect to such remainder, from such reletting, as well as the cost to the Landlord of any attorney's fees or of any repairs or other action (including those taken in exercising the Landlord's rights under any provision of this Lease) taken by the Landlord on account of such Event of Default: and or

         8.3.4. pursue any combination of such remedies and/or any other remedy available to the Landlord on account of such Event of Default under applicable law.

         8.3.5. Landlord's right to cure. Upon the occurrence of an Event of default, the Landlord shall be entitled (but shall not be obligated). In addition to any other rights which it may have hereunder or under applicable law as a result thereof, and after giving the tenant written notice of the Landlord's intention to do so except in the case of emergency, to cure such Event of Default, and the Tenant shall (reimburse) the Landlord for all expenses incurred by the Landlord in doing so, plus interest thereon at a lesser of the rate of sixteen percent (16%) annum or the highest rate the permitted on account thereof by applicable law, which expenses and interest shall be additional Rent shall be payable by the Tenant immediately upon demand therefor by the Landlord.

    Section 9. Holding over. The Tenant shall not continue to occupy the Premises after the expiration or earlier termination of the Lease or any renewal thereof , unless the Landlord consents in writing to such continuation of occupancy, in which event

    9.1. such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to be under a month-to-month tenant which shall continue until either party hereto notifies the other in writing, by at least thirty
(30) days before the end of any calendar month that the party giving such notice elects to terminate such tenancy at the end of the such calendar month, in which event such tenancy shall terminate:

    9.2. anything contained in the foregoing provisions of this Section to the contrary notwithstanding, the rental payable with respect each such monthly period shall equal one-twelfth (1/12) of the Base Rent and the Additional Rent payable under the provisions of Section 3 (calculated in accordance with such provisions of Section 3 as if this Lease had been renewed for a period of twelve (12) full calendar months after such expiration or earlier termination of the Terms or such renewal); and

    9.3. and such month-to-month tenancy shall be upon the same terms and subject to the same conditions as those set forth in the provision of this Lease; provided, that if the Landlord gives to the Tenant, by at least thirty
(30) days before the end of any calendar month during such month-to-month tenancy, written notice that such terms and conditions (including any thereof relating to the amount and payment Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon said terms and subject to the said conditions, as so modified.

    9.4. In the event Tenant holds over without Landlord's written consent obtained prior to the expiration or earlier termination of Term, Tenant, during the period of its possession, shall pay to Landlord twice the amount of Base Rent and Additional Rent paid Landlord immediately proceeding the expiration or earlier termination of the Term.

    Section 10. Landlord's right of entry. The Landlord and its agents shall be entitled to enter the Premises at any reasonable time

    10.1. to inspect the Premises.

    10.2. to exhibit the Premises to any existing or prospective tenant, purchaser or Mortgagee thereof or any prospective tenant there

    10.3. to make any alteration, improvement or repair to the Building or the Premises, or

    10.4. for any other purpose relating to the operation or maintenance of the
Property: provided, that the Landlord shall (a) (unless doing so is impractical or unreasonable because of emergency) give the Tenant a least twenty-four (24) hours' prior notice of its intention to enter the Premises. and (b) use reasonable efforts to avoid thereby interfering any more than is reasonably necessary with the Tenant's use and enjoyment thereof.

    Section 11. Insurance and indemnification

    11.1. Increase in risk. The Tenant

         11.1.1. shall not do or permit to be done any act or thing as a result of which wither (a) any policy of insurance or any kind covering any or all of the Property or any liability of the Landlord in connection therewith may become void or suspended, or (b) the insurance covered under any such policy would (in the opinion of the insures thereunder) be made greater; and

         11.1.2. shall pay as Additional Rent the amount of any increase in any premium for such insurance resulting from any breach such covenant.

    11.2. Insurance to be maintained by Tenant. The Tenant shall maintain at its expense, throughout the Term, insurance against claim or liability in connection with bodily injury, death, property damage and destruction, occurring within the Premises or arising, out of the threat thereof by the Tenant or its agents, employees. Officers or invites, visitors and guests under one or more policies of general public liability insurance having such limits as to each as are reasonably required by the Landlord from time to time (but in any event of not less than One Million dollars ($1,000.000.00) for injury to or death of any one person during any one occurrence, (b) Two Million Dollars ($2,000.000.00) for injury to or death of more than one person during any one occurrence and (c) Five Hundred Thousand Dollars ($500,000.00) for property damage or destruction during any one occurrence. Such policies shall name the Landlord and the Tenant (and, at the Landlord's request and Mortgagee) as the insured parties, shall provide that they shall not be cancellable without at least thirty (30) day's prior written notice to the Landlord (and , at the Landlord's request any such Mortgagee), and shall be issued by insures of recognized responsibility license to do business in Maryland.

    11.3 Insurance to be maintained by Landlord. The Landlord shall maintain throughout the term all-risk or fire and extended coverage insurance upon the Building, The cost of premiums for such insurance and each endorsement thereto shall be deemed, for purposes to be part of cost of operating and maintaining the Property.

    11.4. Waiver of subrogation, If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured on account of any loss, damage or liability, then such party hereby release the other party hereto, to and only to the extent of the amount of the negligent or intentionally tortious act or omission of the other party, its agents or employees; provided. That such release shall be that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies. And shall promptly notify the other in writing is such clause cannot be included in any such policy.

    11.5. Liability of parties. Except if and to the extent that such party is released from liability to the other party hereto pursuant to the provisions of subsection 11.4.

         11.5.1. the Landlord (a) shall be responsible for, and shall indemnify and hold harmless the Tenant against and from any and a liability arising out of any injury to or death of any person or damage to any property, occurring anywhere upon the Property, if, only if and to the extent that such injury, death or damage is proximately caused by the grossly negligent or intentionally tortious act or omission of the Landlord or its agents, offices or employees, but (b)shall not be responsible for or be obligated to indemnify or hold harmless the Tenant against or from any liability for any such injury , death or damage occurring anywhere upon the Property (including the Premises) by reason of the Tenant's occupancy or use of the Premises or any other portion of the Property, or because of fire, windstorm, act of God or other cause unless proximately caused by such negligent or intentionally tortions or omission, as aforesaid: and

         11.5.2. subject to the operation and effect of the foregoing provision of this subsection, the Tenant shall be responsible form and shall indemnify and hold harmless the Landlord against and form, any and all liability arising out of any injury to or death of any person or damage to any property, occurring within the Premises.

    Section 12. Eminent domain.

    12.1. Right to award.

         12.1.1. If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"). The Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such deed, with out deduction therefrom for any leasehold or other estate held by the Tenant by virtue of this Lease.

         12.1.2. The Tenant hereby (a) assigns to the Landlord all of the Tenant's right, title and interest, if any , in and to any such award:(b) waives any right which it may otherwise have in connection with such Condemnation, against the Landlord or such condemning authority, to any payment for (i) the value of the then-unexpired portion of the Term, (ii) leasehold damages, and (iii) any damage to or diminution of the value of the Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation and (c) agrees to execute any and all further documents which may be required in order to facilitate the Landlord's collection of any and all such awards.

         12.1.3. Subject to the operation and effect of the foregoing provisions of this Section, the Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by the Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.

    12.2. Effect of Condemnation.

         12.2.1. If (a) all of the Premises are covered by a Condemnation, or
(b) if any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of the Tenant's business, or (c) any of the Building is covered by a Condemnation and, the Term shall terminate on the date upon which possession of so much of the Premises or the Building, as the case my it, covered by such event, the Term shall terminate on the date upon which possession of so much of the Premises or the Building, as the case may be, covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including, by way of example rather than of limitation, any Additional Rent payable pursuant to the Provisions of subsection 3.2), takes and other charges payable hereunder shall be prorated and paid to such date.

         12.2.2. If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such Condemnation except that the Base Rent and the Additional Rent payable under the provisions of Section 3 shall be reduced in proportion to the square footage of floor area if any of the Premises covered by such Condemnation.

    12.3. If there is a Condemnation the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises (b) diminution in the Tenant's ability to use the Premises or (c) other injury or damage sustained by the Tenant as a result of such Condemnation.

    12.4. Except for any separate proceeding brought by the Tenant under the provisions of paragraph 12.1.3 the Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference from the Tenant and the Tenant hereby unfixes any right which it might otherwise have to participate therein.

    Section 13. Mechanics and materialmens' liens.

    The Tenant shall

    13.1. bond, remove or have removed and mechanist. materialman's or other lien fiend or claimed against and or all of the Premises the Property or any other property owned or leased by the Landlord by reason of labor or materials provided for or at the request of the Tenant or any of its contractors or subcontractors (other than labor or materials provided by the Landlord pursuant to the provisions of Section 5). Or otherwise arising out of the Tenant s use or occupancy of the Premises or and other portion of the Property and

    13.2. indemnify and hold harmless the Landlord against and from any and all liability or expense (including, by way of example rather than of limitation, that of reasonable attorneys fees) incurred by the Landlord on account of any such lien or claim.

    Section 14. Quiet enjoyment; surrender.

    14.1 Quiet enjoyment. The Landlord hereby covenants that the Tenant on paying the Rent and performing the covenants set forth herein shall peaceably and quietly hold and enjoy throughout the Term. (a) the Premises, and (b) such rights as the Tenant man hold hereunder with respect to the remainder of the Property (including. by way of example rather than of limitation. any such right to use parking lot within the Property).

    14.2. Surrender.

         14.2.1. Upon the expiration or earlier termination of the Term. The Tenant shall surrender the Premises to the Landlord in good order and repair (arising from fire or other casuals beyond the Tenant's reasonable control and ordinary wear and tear excepted), and broom clean.

         14.2.2. Any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Premises (a) shall immediately upon the completion of the installation thereof be and become the Landlord's property without payment therefor by the Landlord, and (b) shall be surrendered to the Landlord upon the expiration or earlier termination of the Term except that any machinery, equipment or fixtures installed by the Tenant and used in the conduct of the Tenant s trade or business (rather than to service the Premises or any of the remainder of the Building or the Property generally) shall remain the Tenant's property and shall he removed be the Tenant within five (5) days after the expiation or earlier termination of the Term. and the Tenant shall promptly thereafter fully restore any of the Premises or the Building damaged by such installation or removal thereof.

    Section 15: Rules and Regulations.

    The Landlord hereby resends the right to prescribe at its sole discretion, reasonable rules and regulations (hereinafter referred to as the Rules and Regulations), having uniform applicability to all tenants of the Building and governing the use and enjoyment of the Building and the remainder of the Property provided the: the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises in accordance with the provisions of this Lease. For the purposes enumerated in the provisions of
Section 2. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit C.

    Section 16. Subordination: attornment.

    16.1. Subordination. This Lease shall be subject and subordinate at all times to the lien of any first mortgage, first deed of trust, ground lease and/or other instrument of encumbrance heretofore or hereafter placed be the Landlord upon and or all of the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of and further action on the part of the Tenant to effectuate such subordination.

    16.2. Adornment. The Tenant shall promptly at the request of the Landlord or the holder of any Mortgage (herein reduced to as a "Mortgagee".

         16.2.1. execute, enseal, acknowledge and deliver such further instrument or instruments evidencing such subordination as the Landlord or such Mortgage may deem necessary or desirable, and

         16.2.2. attorn to such Mortgagee.

    16.3. Anything contained in the provisions of this Section to contrary notwithstanding any Mortgagee may at and time subordinate the lien of it's mortgage to the operation and effect of this Lease without the necessity of obtaining the Tenant s consent thereto: be giving the Tenant written notice thereof in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery, and or recordation among the land Records of the said (such Mortgagee shall have the same rights faith respect to this lease as though this lease had been executed and recorded among the said Land Records before the execution and delivery of such Mortgage.

    Section 17. Estoppel certificate. The Tenant shall from time to time, within five (5) days after being requested to do so by the Landlord or any first Mortgagee, execute, enseal, acknowledge, and deliver to the Landlord an instrument in recordable form.

    17.1. certifying

         17.1.1. that this Lease is unmodified and in full force and effect (or it there has been and modification thereof. that it is in full force and effect as so modified, stating therein the nature of such modification):

         17.1.2. as to the dates to which the Base Rate and any additional Rent and other charges arising hereunder have been paid in advance of the dates on which payment thereof is due hereunder, if any:

         17.1.3. as to the amount of and unpaid Rent or and credit due to the Tenant hereunder;

         17.1.4 that the Tenant has accepted possession of the Premises, and the date on which the Term commenced:

         17.1.5. as to whether, to the best knowledge, information and belief, the signer of such certificate, the Landlord is then in default in the performance of and of its obligations hereunder (and it so. specifying the nature of each such default): and

         17.1.6. as to any other tact or condition reasonably requested by the Landlord, and first Mortgagee or prospective first Mortgagee or purchaser of any or all of the Premises, the Property or any interest therein, or assignee, or prospective assignee of any interest of the Landlord under this Lease: and

    17.2. acknowledging and agreeing that any statement contained in any such certificate may be relied upon by the Landlord and any such other person.

    Section 18. Notices

    Any notice, demand, consent, approval, request or other communication or document to be provided hereunder to a party hereto shall be;

    18.1. in writing, and

    18.2. deemed to have been provided (a) forty-eight (48) hours after being sent as certified or registered mail in the United States mails, postage prepaid, return receipt requested, to the address of such party set forth below or to such other address in the United States of America as such party may designate from time to time by notice to the other, or (b) (if such party's receipt thereof is acknowledged in writing) given by hand or other delivery to such party.


   LANDLORD                                    TENANT

   Managing General Partner                    Gerald Schraeder, Vice President
                                               ---------------------------------
   Randolph Park. Associates                   Astrotech Space Operations, Inc.
                                               ---------------------------------
   5530 Wisconsin Avenue                       12150 Prosperity Drive
                                               ---------------------------------
   Suite 1135                                  Silver Spring, Maryland 20904
                                               ---------------------------------
   Chevy Chase, Maryland 20815

    Section 19. General.

    19.1. Effectiveness. This Lease shall become effective upon and only upon the execution and delivery hereof by each party hereto.

    19.2 Complete understanding. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof; and supersedes all prior negotiations representations, warranties, statements or agreements either written or oral between the parties hereto as to the same.

    19.3. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

    19.4. Applicable law. This Lease shall be given effect and construed by application of the law of Maryland and any action or proceeding, arising hereunder shall be brought in the courts of Maryland; provided, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the District of Maryland.

    19.5. Waiver. The Landlord shall not he deemed to have waived the exercise of and right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by the Landlord in exercising any such right shall be deemed to be a waiver of the future exercise thereof). No such waiver made with respect to any instance involving the exercise of any such right shall be deemed to be a waiver with respect to and other such instance, or any other such right.

    19.6. Time of essence. Time shall be of the essence of this Lease.

    19.7. Headings. The headings of the Sections, subsections, paragraphs and subparagraphs thereof., be provided herein for and only for convenience of reference, and shall not be considered in construing the contents thereof.

    19.8. Construction, As used herein.

         19.8.1. The term "person" shall mean a natural person, a trustee a corporation a partnership and any other form of legal entity; and

         19.8.2. all references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders. {b) in the singular or plural number shall be deemed to have been made. respectively in the plural or singular number as well, and (c) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Lease.


    19.9. Exhibits. Each writing or plat referred to herein as being attached hereto as en exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

    19.10. Severability. No determination by any court, governmental body or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of
(a) any other provision thereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest tent allotted by and shall be construed wherever possible as being consistent with applicable law.

    19.11. Definition of the Landlord .

         19.11.1. As used herein; the term "the Landlord" shall mean the entire herein above named as such and its heirs personal representatives, successors and assignees (each of whom shall have the same rights, remedies powers, authorities and privileges as it would have had, had it originally signed this Lease as the Landlord.

         19.11.2. No person holding the Landlord s interest hereunder [whether or not such person is named as the Landlord) herein shall have any liability hereunder after such person ceases to hold such interest. except for any such liability accruing while such person holds such interest.

         19.11.3. Neither the landlord nor any principal of the landlord, whether disclosed or undisclosed shall have any personal liability under provisions of this Lease. If the landlord defaults in the performance of any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord equity, interest and rights in the Property for satisfaction of the Tenants remedies on account thereof.


    19.12. Definition of "the Tenant". As used herein, the term the Tenant shall mean each person hereinabove named as such and such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and provisions as it would have had it originally executed this as the Tenant: provided, that no such right or privilege shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of Section 4. Whenever or more persons constitute the Tenant, all such persons shall be jointly and severally liable for the performance of the Tenant's obligations hereunder.

    Section 20. Warranties and Representations.

    20.1. Tenant hereby acknowledges and agrees that there have been no warranties or representations, verbal or written, made be Landlord or any agent or representative of landlord, including, but not by any of limitation, any broker employed be Landlord, other then is expressly set forth in this Lease, and Tenant hereby waives any claim which it may have against Landlord by virtue of and representation or warranty not expressly set forth herein made by any person whomsoever on behalf of Landlord.

    IN WITNESS WHEREOF: each party hereto has executed and sealed this Lease, or has caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written. <


  WITNESS:                                                    Randolph Park Associates II Limited Partnership and Randolph Park
                                                              Associates, a Maryland Limited Partnership


     [SIG]                                                    by:   [SIG]
  -----------------------------------                             ---------------------------------------------- (SEAL)
                                                                                              Managing General Partner
                                                                                                          The Landlord

  WITNESS or ATTEST:                                          Astrotech Space Operations, Inc.
                                                              --------------------------------------------------------

     [SIG]                                                    by:  /s/  Gerald R. Schraeder, VP Administration
  -----------------------------------                              ----------------------------------------------(SEAL)
                                                                                                            The Tenant

                       Agreement of Lease by and between
              Randolph Park Associates II Limited Partnership and
            Randolph Park Associates, A Maryland Limited Partnership

                                      and

                        Astrotech Space Operations, Inc.

                                  Rider No. 1
                                  -----------

The following provisions are hereby inserted on the attached Lease:

3.1.1. Base Rent. A base rent of forty seven thousand, three hundred eighty three and 50/100 dollars ($47,383.50) per annum for years one (1) through five (5), payable in monthly installments of three thousand, nine hundred, forty eight and 63/100 dollars ($3,948.63). The above stated base rental computations are subject to the adjustments set forth in paragraph 3 of the attached Lease.

21.1. Free Rent. The Landlord agrees to waive the rental payments due for the second (2nd), third (3rd), and fourth (4th) months of the Lease term; provided Tenant is not otherwise in default.

                                                     Randolph Park Associates II Limited
                                                     Partnership and Randolph Park Associates,
                                                     A Maryland Partnership

  [SIG]                                                [SIG]
----------------------------------                   --------------------------------------------
  Witness                                            Managing General Partner


  [SIG]                                               /s/ GERALD R. SCHRAEDER - V.P. Administration
----------------------------------                   --------------------------------------------
  Witness                                            Astrotech Space Operations, Inc.

                       Agreement of Lease by and between
                Randolph Park Associates II Limited Partnership
                                      and
           Randolph Park Associates, A Maryland Limited Partnership

                                      and

                       Astrotech Space Operations, Inc.

                                  Rider No. 2
                                  -----------

The following provisions are hereby inserted on the attached Lease:

1. At the end of section 3.2.3., "The Landlord hereby agrees to limit increases in operating expenses to no more than ten percent (10%) above the previous years operating expenses for building standard hours of operation."

2. Change section 3.6.4. to "Such sum shall bear interest at an annual rate of 6.5%."

3. Add to Exhibit C, "17. Landlord agrees to provide an additional allowance of $320.00 for carpeting in areas designated by the Tenant."

4. Add to Exhibit C, "18. Landlord agrees to provide an allowance of 64 lineal feet of sound insulation in ceiling height partitions in areas designated by the Tenant."

5. Add to Exhibit C, "19. Landlord agrees to provide an additional allowance of $330.00 for wallpaper in the area designated by tenant."

6. Landlord hereby agrees that throughout the initial term and option period of this lease , no charge shall be assessed tenant for parking for its employees or guests.

                                                     Randolph Park Associates II Limited
                                                     Partnership and Randolph Park Associates.
                                                     A Maryland Limited Partnership


  [SIG]                                                [SIG]
-----------------------------------                  -------------------------------------------
Witness                                              Managing General Partner


  [SIG]                                              /s/ GERALD R SCHRAEDER - VP Administration
-----------------------------------                  -------------------------------------------
Witness                                              Astrotech Space Operations, Inc.


                       Agreement of Lease by and between
                Randolph Park Associates II Limited Partnership
                                      and
            Randolph Park Associates, A Maryland Limited Partnership

                                      and

                        Astrotech Space Operations, Inc.

                                  Rider No. 3
                                  -----------

The following provision is hereby inserted on the attached Lease:

Renewal Option. Provided Tenant has fully performed each and every covenant, condition and obligation set forth in this Lease, Tenant shall have the option to extend the term of this Lease for an additional period of five (5) years from the expiration of the original Lease, and provided Tenant shall have notified Landlord in writing of his intention to exercise this option no later than 120 days prior to the expiration of the original term. All terms and conditions of the Lease will remain in full force and effect, except that the rental rate per square foot will be the then prevailing rate for similar space in the building.


                                                     Randolph Park Associates II Limited
                                                     Partnership and Randolph Park Associates,
                                                     A Maryland Limited Partnership

  [SIG]                                                [SIG]
-----------------------------------                  -------------------------------------------
Witness                                              Managing General Partner


  [SIG]                                              /s/ GERALD R. SCHRAEDER - VP Administration
-----------------------------------                  -------------------------------------------
Witness                                              Astrotech Space Operations, Inc.
